WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


                                                     EXHIBIT 27.1

                     Financial Data Schedule
               For Period Ended September 30, 1996
        GULFSTREAM AEROSPACE CORPORATION AND SUBSIDIARIES
                           (Unaudited)
              (In millions, except per share data)

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
FROM FINANCIAL STATEMENTS FOR THE PERIOD ENDED SEPTEMBER 30, 1996
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS.

<ARTICLE> 5

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                             264
<SECURITIES>                                         0
<RECEIVABLES>                                      148
<ALLOWANCES>                                         0
<INVENTORY>                                        598
<CURRENT-ASSETS>                                  1016
<PP&E>                                             124
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                    1288
<CURRENT-LIABILITIES>                              848
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        450
<COMMON>                                             1
<OTHER-SE>                                       (317)
<TOTAL-LIABILITY-AND-EQUITY>                      1288
<SALES>                                            743
<TOTAL-REVENUES>                                   754
<CGS>                                              577
<TOTAL-COSTS>                                      744
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 (1)
<INCOME-PRETAX>                                     33
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                 33
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                        33
<EPS-PRIMARY>                                      .42
<EPS-DILUTED>                                      .42


Amounts inapplicable or not disclosed as a separate line on the
Statement of Financial Position or Results of Operations are
reported as 0 herein.
*    Notes and accounts receivable - trade are reported net of
allowances for doubtful accounts in the Consolidated Balance
Sheet.
**   Property, plant and equipment are reported net of
accumulated depreciation in the Consolidated Balance Sheet.
